EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into by and between CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Company"), having a business address at 135 Main Street, San Francisco, California, 94105, and JAMES R. STAFF (the "Executive"), having a mailing address at 6964 Tokalon, Dallas, Texas 75214.

                                 R E C I T A L S

     The Board of Directors of the Company has determined that it is in the best interests of the Company to retain the Executive's services and to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change of control of the Company.

     The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve in the employ of the Company on the terms and conditions hereinafter provided.

     This Agreement supersedes and replaces the employment agreement by and between the Executive and the Company dated January 1, 1998; such agreement shall be terminated upon the later of the effective date of this Agreement or execution of this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. Employment. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide full-time services for the Company during the term of this Agreement. The Executive agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company. However, the Executive may act as an executor, a trustee, and/or director of entities with whom the Executive has had a continuing relationship (including Liberte Investors) so long as such activities do not interfere in any material way with the Executive's duties hereunder. Notwithstanding the foregoing and other provisions of this Agreement, the Company acknowledges that the Executive has ownership interests in and serves as an officer and/or director of Ganado Bancshares, Inc., and American Bank, N.A., and is a director of Citizens State Bank, Johnson County, Texas. The Executive shall be permitted to maintain such ownership interests and positions so long as they do not interfere in any material way with the Executive's duties hereunder. The Executive hereby represents and warrants that he is not subject to any other agreement, including without limitation, any agreement not to compete or confidentiality agreement, which would be violated by the Executive's performance of services hereunder.

     2. Duties; Location. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person with the title of Executive Vice President of a bank. The Executive shall report directly to the Chief Executive Officer. The Executive's duties may, from time to time, be changed or modified at the discretion of the Board of Directors or the Chief Executive Officer of the Company. The duties to be performed under this Agreement shall be performed primarily at the office of the Company in Dallas, Texas, subject to reasonable travel requirements on behalf of the Company.

     3. Employment Term. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term commencing as of January 1, 2000 (the "Effective Term") and continuing through December 31, 2002, unless renewed under this Section 3.

     Beginning with January 1, 2002, this Agreement shall be automatically renewed each January 1 for one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least 45 days before the applicable January 1.

     4.  Salary and Benefits.

          (a) Base Salary. The Company shall, during the term of this Agreement, pay the Executive an annual base salary of $700,000 beginning on the Effective Date, pro rated for periods of fewer than 12 months. Such salary shall be paid in semi-monthly installments less applicable withholding and salary deductions. Base salary shall be reviewed at least annually and may be increased by the Company. The Company may not, however, reduce the Executive's base salary at any time during the term of this Agreement.

          (b) Executive Compensation Plans. The Executive shall be eligible to participate in any executive compensation plan in which any other senior executive of the Company participates; such executive compensation plans shall include (without limitation) the following types of compensation, incentives, and benefits: stock options, restricted stock, annual bonuses, long term incentive compensation, and stock purchase.

          (c) Non-qualified Retirement Plans. The Executive shall be entitled to participate in any non-qualified retirement plan that is generally provided to senior executive officers of the Company.

          (d) Fringe Benefits. The Executive shall be entitled to all benefits for which the Executive is eligible under any qualified retirement plan, group insurance, other welfare benefits, and all "fringe" benefits which the Company provides to its employees generally or to senior executives of the Company (including executive medical benefits for the Executive, his spouse, and his dependents).

          (e) Medical Examination. The Executive shall be reimbursed by the Company for the reasonable cost of one annual medical examination upon presentation of an expense statement.

          (f) Paid Time Off. The Executive shall be entitled to paid time off ("PTO") during each full year of his employment hereunder in accordance with the applicable policies adopted by the Company. In no event shall Executive be entitled to fewer than five weeks PTO during any calendar year. Such PTO shall be taken at such times as are consistent with the reasonable business needs of the Company.

          (g) Automobile. The Company will provide the Executive with an automobile (the "Automobile") for use by the Executive in connection with the performance of his duties under this Agreement and the Company shall provide garaging near the Executive's office. The Automobile shall be a late model top-of-the-line luxury automobile to be reasonable selected by the Executive. The Executive may also use the Automobile for reasonable personal use. The Executive agrees to pay all operating costs of the Automobile and the Company agrees to reimburse to the Executive to cover operating costs of the Automobile (including insurance, maintenance, toll charges, and rental of garage space), upon the submission by the Executive to the Company of receipts evidencing such operating costs. Except as otherwise provided in Section 5 below, the Executive agrees to return the Automobile to the Company at the termination of this Agreement or the Executive may purchase the Automobile from the Company as its then wholesale value.

          (h) Clubs. The Company will reimburse the Executive, upon presentation of proper expense statements, for all reasonable initiation fees and periodic dues for a membership in one golf club, country club, or social club of the Executive's choice.

          (i) Life Insurance. The Company shall purchase a split dollar whole life insurance policy on the life of the Executive with an initial face amount of $1,400,000 (the "Policy"). The Policy shall be adjusted every two years on January 1 (with the first adjustment on January 1, 2001) based upon increases in the Executive's base salary, and such adjusted face amount shall be equal to (i) the Executive's base salary, multiplied by
     (ii) two. The Policy shall be owned by a trust for the benefit of the heirs of the Executive (the "Trust"). The trustee of the Trust shall have the right to designate one or more beneficiaries, and to change such designation at any time and from time to time, in accordance with the terms of the Trust and the Policy. The Company shall pay all premiums on the Policy. The Trust and the Company shall have the rights and obligations set forth in the separate split dollar life insurance agreement previously executed with respect to the Policy, as the same may be amended from time to time. Such insurance coverage shall be in addition to, and not in lieu of, any other insurance normally provided by the Company to officers of the Company. In the event the Executive's employment shall terminate (A) at any time during the term of this Agreement for any reason other than (i) death,
     (ii) termination for Cause, or (iii) voluntary termination by the Executive without Good Reason, or (B) at the end of the term of this Agreement, the split dollar life insurance agreement referred to herein shall terminate and the Company shall release all of its rights with respect to the Policy, including its right to be repaid any amount, its rights to any accumulated cash surrender value in the Policy, and its collateral assignment of the Policy, and the Trust shall own the Policy and the Company shall have no further interest or rights in the Policy.

          (j) Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the course of his duties, in accordance with normal policies. The Company acknowledges that the Executive shall be permitted to travel first class when traveling on behalf of the Company.

          (k) Employee Benefits. The Executive shall be entitled to participate in the employee benefit programs generally available to employees of the Company, and to all normal perquisites provided to senior executive officers of the Company. Upon termination of this Agreement by normal expiration of its term as specified in Section 3 hereof, medical and dental benefits provided to the Executive prior to termination shall continue to be provided to the Executive and his spouse for a period of three (3) years.

          (l) Benefits Not in Lieu of Compensation. No benefit or perquisite provided to the Executive shall be deemed to be in lieu of base salary, bonus, or other compensation.

     5. Termination of Employment. The Board of Directors of the Company may terminate the employment of the Executive at any time as it deems appropriate. Except as may otherwise be provided in SECTION 6 below, the following provisions shall apply with respect to the termination of the Executive's employment.

          (a) Disability. The Company may terminate the Executive's employment for Disability if the Executive is incapacitated and absent from his duties hereunder on a full-time basis for six consecutive months or for at least 180 days during any 12 month period. If, during the term of this Agreement, the Executive's employment terminates due to Disability, the Executive shall be entitled to (i) receive continued payments in an amount equal to 60% of the Executive's base salary at the time of such termination, in accordance with Section 4(a) above during the remaining term of this Agreement (as provided in Section 3 above) but for not less than two years, and (ii) continuation of group life insurance benefits and continuation of benefits under Section 4(i). In addition, so long as such benefits continue to be provided to the Company's employees, the Executive shall be entitled to continuation of benefits under the group medical plan(s) in which the Executive is participating at the time of such termination (including executive medical benefits) for the Executive, his spouse, and his dependents; such medical benefits shall terminate no later than (x) the date on which the Executive ceases to be Disabled, or (y) the date on which the Executive attains age 70.

          (b) Voluntary Resignation or Termination for Cause. If the Executive shall voluntarily terminate his employment for other than Good Reason or if the Company shall discharge the Executive for Cause, this Agreement shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid. Provided, however, that with respect to any stock options, restricted stock, incentive plans, deferred compensation arrangements, or other plans or programs in which the Executive is participating at the time of termination of his employment, the Executive's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Executive which may then be in effect.

          For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company, or (C) occurrence of any event which would provide a basis of termination for cause under 12 C.F.R. Section 563.39(b)(1) or any successor regulation defining termination for cause in employment agreements for employees of a savings association. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this paragraph and specifying the particulars thereof in detail.

          For purposes of this Agreement, "Good Reason" shall mean:

               (i) Without his express written consent, the assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment by the Company for Cause or as a result of the Executive's Disability, or as a result of his death, or by the Executive other than for Good Reason;

               (ii) A reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) The Company's requiring the Executive to be based anywhere other than Dallas, Texas, or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence of (b) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive's principal residence in connection with any such change of residence;

               (iv) The failure by the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of PTO days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal PTO policy in effect on the date hereof;

               (v) Any  failure of the Company to obtain the  assumption  of, or
          the  agreement  to  perform,   this  Agreement  by  any  successor  as
          contemplated in Section 17(a) hereof; or

               (vi) Any purported termination of the Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5(b) above (and, if applicable, Section 3 above); and for purposes of this Agreement, no such purported termination shall be effective.

          (c) Termination without cause; resignation for good reason. The Company shall pay the Executive and provide to the Executive (and his dependents, where applicable), the amounts and benefits set forth in this
     Section 5(c) if, during the term of this Agreement, either (x) prior to a Change of Control, the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment for Good Reason, or (y) within 24 months after a Change of Control, the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment for any reason:

               (i) The Company shall pay the Executive in one lump sum within ten business days after termination of his employment an amount equal to (i) the sum of his base salary as provided in Section 4(a) plus the Executive's Bonus Amount (as defined below), multiplied by (ii) three (3). The Executive's "Bonus Amount" shall be equal to the greater of (x) the Executive's average annual incentive bonus earned during the performance period representing the three calendar years immediately preceding the year in which he terminates employment, or (y) the Executive's target annual incentive bonus for the year in which he terminates employment.

               (ii) The Company shall maintain in full force and effect for the continued benefit of the Executive, for a three-year period after the date of his termination of employment ("Date of Termination"), all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that his continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to him.

               (iii) The Executive shall be entitled to the use of the Automobile until the earliest to occur of (x) the date the Executive is employed elsewhere, or (y) three years from the Date of Termination; provided, however, that during such time period, the Executive shall be solely responsible for all expenses incurred in the use of the Automobile, including maintaining insurance of the same types and at the same levels as previously maintained by the Company immediately prior to such termination.

               (iv) All outstanding but unvested stock options, restricted stock, SARs, deferred compensation, and SERP payments shall, upon the Date of Termination, be accelerated, fully vested, and exercisable for three years after the Date of Termination; Provided, However, that the foregoing shall not be construed to cause an "Incentive Stock Option" to fail to meet the statutory requirements of Section 422 of the Internal Revenue Code of 1986, as amended. If any option, restricted stock, SAR, or other benefit is governed by a plan which limits the acceleration of vesting or extension of exercises rights, the Company shall take all reasonable action to comply with this subsection (iv), and, with respect to any such benefit the Company is unable to provide in accordance with this subsection, the Company shall pay to the Executive within thirty (30) days after the Date of Termination a lump sum amount equal to the value of such benefits as determined by a third party appraiser acceptable to the Executive.

               (v) The Company shall also pay all relocation and indemnity payments as set forth in this Agreement, and all legal fees and expenses incurred by the

          Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

               (vi) The Company shall provide outplacement services to the Executive, the scope and duration of which shall be at the discretion of the Executive.

          "Change of Control" means the occurrence of any of the following:

               (A) The  acquisition by any  individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange
          Act of 1934, as amended) of 20% or more of either (1) the then-outstanding shares of common stock (the "Outstanding GSB Common Stock") of GSB or (2) the combined voting power of the then-outstanding voting securities of GSB entitled to vote generally in the election of directors (the "Outstanding GSB Voting Securities"); Provided, However, that for purposes of this paragraph
          (A) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control Event: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from GSB or any acquisition of shares by GSB, Provided, However, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding GSB Common Stock or Outstanding GSB Voting Securities shall be deemed to constitute a Change of Control Event, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by GSB or any corporation controlled by GSB; (iii) any acquisition by Ronald O. Perelman, Gerald
          J. Ford or an entity controlled by either or both of them; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (C) below; or

               (B) Individuals who, as of the date hereof, constitute the Board of Directors of GSB (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of GSB; Provided, However, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by GSB's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors of GSB; or

               (C) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of GSB (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding GSB Common Stock and Outstanding GSB Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns GSB or all or substantially all of GSB's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding GSB Common Stock and Outstanding GSB Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of GSB or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent board cease to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; Provided, However, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by GSB's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors of GSB; or

          Notwithstanding the foregoing, the occurrence of an event described in the above paragraphs (A) through (C), inclusive, shall not be deemed to constitute a Change of Control Event if, following the occurrence of such event, Gerald J. Ford continues to serve as the Chairman and Chief Executive Officer of the Company (in the case of a Business Combination, of the surviving company in such Business Combination). However, if a Change of Control Event does not occur solely because of the operation of the preceding sentence, then a Change of Control Event shall occur upon the subsequent death or permanent disability of Gerald J. Ford.

          (d) Death. If the Executive shall die before termination of his employment hereunder, the Executive's estate shall be entitled to receive continued payments in an amount equal to 60% of the Executive's base salary at the time of his death in accordance with Section 4(a) above during the remaining term of this Agreement (as provided in Section 3 above).

          (e) No Mitigation of Amounts Payable Hereunder. The Executive shall not be required to mitigate the amount of any payment provided for in this
     SECTION 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

          (f) Limitation On Payments.

               (i) Anything in this Section 5 to the contrary notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable or provided pursuant to the terms hereof or otherwise) would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the lump sum severance payment payable pursuant to Section 5(c)(i) shall be reduced so that the aggregate present value of all payments in the nature of compensation to (or for the benefit of) the Executive which are contingent on a change of control (as defined in Code Section 280G(b)(2)(A)) is One Dollar ($1.00) less than the amount which the Executive could receive without being considered to have received any parachute payment (the amount of this reduction in the lump sum severance payment is referred to herein as the "Excess Amount"). The determination of the amount of any reduction required by this Section 5(f)(i) shall be made by an independent accounting firm (other than the Company's independent accounting firm) selected by the Company and acceptable to the Executive, and such determination shall be conclusive and binding on the parties hereto.

               (ii) Notwithstanding the provisions of Section 5(f)(i), if it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that an Excess Amount was received by the Executive from the Company, then such Excess Amount shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Amount and the Executive shall repay the Excess Amount to the Company on demand (but no less than ten (10) days after written demand is received by the Executive) together with interest on the Excess Amount at the "applicable Federal rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Amount until the date of such repayment.

     6. Termination Under Banking Laws.

          (a) If the Executive is suspended or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the "FDIA") (12 U.S.C. '1818 (e)(3) and (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service of such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (1) pay the Executive all or part of the compensation withheld while its obligations hereunder were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (b) If the Executive is removed or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. '1818(e)(4) or
     (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (c) If the Company is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this SECTION 6(c) shall not affect any vested rights of the Company or of the Executive.

          (d) All obligations of the Company under this Agreement may be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Company (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operations of the Company or when the Company is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     7. Confidential Information. The Executive recognizes and acknowledges that he will have access to certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The Executive shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Executive) without the prior written consent of the Company.

     As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

     8. Delivery of Documents Upon Termination. The Executive shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Executive or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

     9. Disclosure and Receipt of Confidential Information. The Executive shall not, at any time during his employment, receive from persons not employed by the Company, any Confidential Information, as described above, not belonging to the Company, unless a valid agreement is authorized by the Company and is signed by both the Company and by the disclosing party. The Executive shall not use or disclose to other employees of the Company, during his employment with the Company, Confidential Information belonging to his former employers, former business associates, or any other third parties unless written permission has been given by such third parties to the Company and accepted by the Company to allow the Company to use and/or disclose such information. The Executive shall defend and indemnify the Company Group for any breach of the covenant contained in the preceding sentence.

     10. Intellectual Property. The Executive shall hold in trust for the benefit of the Company, and shall disclose promptly and fully to the Company in writing, and hereby assigns, and binds his heirs, executors, and administrators to assign, to the Company any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, and other developments (the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of his employment by the Company, whether during or outside of usual working hours and whether on the Company's premises or not, that relate in any manner to the past, present or anticipated business of any member of the Company Group. All works of authorship created by the Executive, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Any and all such Developments shall be the sole and exclusive property of the Company, whether patentable, copyrightable, or neither, and the Executive shall assist and fully cooperate in every way, at the Company's expense, in securing, maintaining, and enforcing, for the benefit of the Company or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Within one year following the end of the term of this Agreement and without limiting the generality of the foregoing, any Development of the Executive relating to any subject matter on which the Executive worked or was informed during his employment by the Company shall be conclusively presumed to have been conceived and made prior to the termination of his employment (unless the Executive clearly proves that such Development was conceived and made following the termination of his employment), and shall accordingly belong and be assigned to the Company and shall be subject to this Agreement.

     11. Further Acts. At the request of the Company (but without additional compensation from the Company during his employment by the Company) the Executive shall execute any and all papers and perform all lawful acts that the Company may deem necessary or appropriate to further evidence or carry out the transactions contemplated in this Agreement including, without limitation, such acts as may be necessary for the preparation, filing, prosecution, and maintenance of applications for United States letters patent and foreign letters patent, or for United States and foreign copyright, on the Developments.

     12. No Competition. Throughout the term of this Agreement, the Executive shall not directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of this Agreement; provided, however, that the restriction in this Section 12 shall apply only to the reasonable and limited geographic area consisting of any state in which the Company directly or indirectly has offices, operations, or customers, or otherwise conducts business. For purposes of this Section 12, the Executive shall be deemed to engage in a business if he directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in banking; Provided, However, that the Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (y) the Executive does not beneficially own (as defined in Rule

13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise.

     The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 12 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 12 shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 12 is invalid or against public policy, the remaining provisions of this Section 12 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

     The Executive acknowledges that the business of the Company is national in scope and that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's investment in its businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the business of the Company, the Executive's reputation in the markets for the Company's businesses and the Executive's relationship with the suppliers, customers and clients of the Company. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor and the other opportunities that remain open to the Executive. Moreover, the Executive acknowledges that he has other means available to him for the pursuit of his livelihood.

     13. No Tampering. Throughout the term of this Agreement and through the second anniversary of the expiration thereof, the Executive shall not (a) request, induce or attempt to influence any distributor or supplier of goods or services to any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; (b) request, induce or attempt to influence any customers of any member of the Company Group that have done business with or potential customers which have been in contact with any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; or (c) request, induce or attempt to influence any employee of any member of the Company Group to terminate his or her employment with such member of the Company Group.

     14. Publicity and Advertising. The Executive agrees that the Company may use his name, picture, or likeness for any advertising, publicity, or other business purpose at any time, during the term of this Agreement by the Company and may continue to use materials generated during the term of this Agreement for a period of six months thereafter. Such use of the Executive's name, picture, or likeness shall not be deemed to result in any invasion of the Executive's privacy or in a violation of any property right the Executive may have; and the Executive shall receive no additional consideration if his name, picture or likeness is so used. The Executive further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his name, picture or likeness by the Company shall be and are the sole property of the Company.

     15. Remedies. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 7 through 14 may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of this Agreement pursuant to Section 3, 5(a) OR 5(b) shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such a breach.

     16. Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 15 of this Agreement, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 16, to arbitration.

          (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; Provided, However, that if the dispute involves more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrator(s);

               (ii) The arbitrator(s) shall be and remain at all times wholly independent and impartial;

               (iii)  The   arbitration   proceedings   shall  be  conducted  in
          accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

               (v)  The  costs  of  the   arbitration   proceedings   (including
          attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

               (vi) The decision of the arbitrator(s) shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s); made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

               (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

               (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          (c) Acknowledgment of Parties.  Each party acknowledges that he or she
     or  it  has  voluntarily  and  knowingly   entered  into  an  agreement  to
     arbitration under this Section by executing this Agreement.

     17. Miscellaneous Provisions.

          (a) Successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 17 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) Executive's Heirs, Etc. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

          (c) Notice. For the purposes of this Agreement, notices and all other communications provide for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (d)  Amendment;  Waiver.  No  provisions  of  this  Agreement  may  be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company (which shall in any event include the Company's Chief Executive Officer). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (e) Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

          (f) Survival of the Executive's Obligations. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

          (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (h) Governing law. This Agreement shall be governed by and construed under the laws of the State of Texas.

          (i) Captions and Gender. The use of captions and Section headings herein is for purposes of convenience only and shall not affect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 17th day of December, 1999.


                                 CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK


                                 By:    /s/ Gerald J. Ford
                                     -------------------------------------------
                                 Name:  Gerald J. Ford
                                 Title: Chairman and Chief Executive Officer


                                 JAMES R. STAFF


                                        /s/ James R. Staff
                                 -----------------------------------------------